UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2013

Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 16, 2013, Quad/Graphics, Inc., a Wisconsin corporation ("Quad/Graphics"), completed its acquisition of substantially all of the assets of Vertis Holdings, Inc. ("Vertis"). The total purchase price paid at closing was $267 million, which includes $97 million for current assets that are in excess of normalized working capital requirements, for a net purchase price of $170 million.

Quad/Graphics used cash on hand and drew on its revolving credit facility to finance the acquisition.

A copy of the press release announcing the completion of the acquisition is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)
The required financial statements of Vertis will be filed by amendment to this Current Report on form 8-K not later than April 4, 2013 (which is 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed).

(b)
The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than April 4, 2013 (which is 71 calendar days after the date that this initial Current Report on form 8-K is required to be filed).

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:
(99)    Press Release of Quad/Graphics, Inc., dated January 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAD/GRAPHICS, INC.

Dated:	January 22, 2013	By:	/s/ Andrew R. Schiesl
Andrew R. Schiesl
Vice President, General Counsel and Secretary

QUAD/GRAPHICS, INC.
Exhibit Index to Current Report on Form 8-K
Dated January 16, 2013

Exhibit Number

(99)	Press Release of Quad/Graphics, Inc., dated January 16, 2013.

4